POWER OF ATTORNEY

LOCKHEED MARTIN CORPORATION


The undersigned hereby constitutes and appoints Maryanne R. Lavan, Marian S. Block, David A. Dedman, and Matthew C. Dow, and each of them, jointly and severally, his or her lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute and file, or cause to be filed, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission any and all reports or forms (including but not limited for Forms 3, 4 or 5, or Form 144 or Form ID) and any supplements or amendments thereto as are required to be filed by the undersigned pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and Rule 144 of the Securities Act of
1933, with respect to the equity securities of Lockheed Martin Corporation, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



April 25, 2011						/s/ Rosalind G. Brewer
							Rosalind G. Brewer